Exhibit 32.1



     Pursuant to ss 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350)


The undersigned, as the President and Chief Financial Officer of Photonics Corporation, certifies, to the best of my knowledge, that the Quarterly Report on Form 10-QSB for the period ended September 30, 2003, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Photonics Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350) and shall not be relied upon for any other purpose.

                                           /s/Mark Lindberg
                                           -------------------------------------
                                           Mark Lindberg
                                           President and Chief Financial Officer